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                                                                    EXHIBIT 99.1


                                   AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


     AMENDMENT dated as of January 7, 2000 (this "Amendment") between Paging Network, Inc., a Delaware corporation ("PageNet"), Arch Communications Group, Inc., a Delaware corporation ("Arch"), and St. Louis Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Arch ("Merger Sub").

     WHEREAS, PageNet, Arch and Merger Sub have previously entered into that certain Agreement and Plan of Merger dated as of November 7, 1999 between PageNet, Arch and Merger Sub (the "Merger Agreement"); and

     WHEREAS, the respective Boards of Directors of PageNet, Arch and Merger Sub have determined that it is in the best interests of PageNet or Arch, as the case may be and its respective stockholders to amend the Merger Agreement as hereinafter set forth and have duly approved this Amendment and authorized its execution and delivery.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Merger Agreement, and each reference in the Merger Agreement to "this Agreement", "hereof", "herein", "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Merger Agreement as amended hereby. All references to the Merger Agreement in any other agreement between PageNet and Arch relating to the transactions contemplated by the Merger Agreement shall be deemed to refer to the Merger Agreement as amended hereby.

     2. Section 6.1(d)(v) of the Merger Agreement is hereby amended by replacing the reference to "15%" with "20%".

     3. Section 6.17 of the Merger Agreement is hereby amended by replacing the reference to "$1.5 billion" with "$1.3 billion".

     4. Section 7.1(f) of the Merger Agreement is hereby amended by replacing the reference to "$1.5 billion" with "$1.3 billion".
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     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties to this Amendment as of the date first written above.

                                   PAGING NETWORK, INC.

                                   By: /s/ John P. Frazee, Jr.
                                       ----------------------------------
                                       Name: John P. Frazee, Jr.
                                       Title: Chairman of the Board and
                                              Chief Executive Officer



                                   ARCH COMMUNICATIONS GROUP, INC.


                                   By: /s/ C.E. Baker, Jr.
                                       ----------------------------------
                                       Name: C.E. Baker, Jr.
                                       Title Chairman of the Board and
                                             Chief Executive Officer



                                   ST. LOUIS ACQUISITION CORP.


                                   By: /s/ C.E. Baker, Jr.
                                       ----------------------------------
                                       Name: C.E. Baker, Jr.
                                       Title Chief Executive Officer